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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of ECC International Corporation (the "Company") on Form S-8 of our report dated October 10, 1997, on our audits of the consolidated financial statements of the Company as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended June 30, 1997.


Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
December 10, 1997